[GRAPHIC OMITTED][GRAPHIC OMITTED]

 John W. Hlywak, Jr. (Investors)              Scott Soifer (Media & Physicians)
 Senior Vice President                        Vice President Marketing
 & CFO                                        & Development
IntegraMed America, Inc.                      IntegraMed America, Inc.
 (914) 251-4143                                (914) 251-4186
 email:  jhlywak@integramed.com                email:scott.soifer@integramed.com
         ----------------------                      ---------------------------
 Web Address:  http://www.integramed.com
                   -------------------------


         IntegraMed(TM) Network Practice Grows Through New Relationship

             Harvard Vanguard Medical Associates signs Letter of Intent with IntegraMed network member RSC of New England

PURCHASE, NEW YORK, February 28, 2006 - IntegraMed America, Inc. (Nasdaq: INMD), the largest fertility-services company in the United States, today announced that Harvard Vanguard Medical Associates, a Massachusetts multi-specialty physician practice, has signed a letter of intent providing for the Reproductive Science Center of New England (RSC) to be its preferred provider for Assisted Reproductive Technology (ART) healthcare services, which includes in vitro fertilization.

The agreement is scheduled to take effect April 1. Patients of Harvard Vanguard's reproductive endocrinologists - physician sub-specialists who provide IVF and other treatments within the medical field of assisted reproductive technology - will continue seeing Harvard Vanguard physicians for routine visits at the four locations of the Harvard Vanguard Center for Fertility and Reproductive Health. But IVF lab procedures and surgeries (egg retrievals from female patients) now will be performed at RSC's clinic and world-renowned embryology lab in Lexington, Massachusetts. RSC will have access to the four Harvard Vanguard treatment locations for routine cycle monitoring of their patients.

The agreement is likely to increase by about 30 percent the number of IVF cycles or treatments under RSC's care, to more than 2,000 each year, when fully implemented, making RSC one of the two largest infertility practices in New England.

                                    - more -

                                 HVMA partners with RSC of New England, page 2/2

Patricia M. McShane, M.D., RSC medical director stated that "We're honored to have the opportunity to work with one of the finest groups of physicians in the country and to help their patients reach their goals of parenthood." She further noted that "the leadership of both Harvard Vanguard and IntegraMed in electronic medical records will make working together very straightforward and streamlined. RSC's usage of IntegraMed's ARTworks(R) electronic medical record was a key factor as we explored how we could coordinate care with Harvard Vanguard."

"IntegraMed will focus its resources on making the relatively short transition period as seamless as possible for the benefit of all, particularly patients," said Jay Higham, IntegraMed's president and CEO. "We see this as another example of how IntegraMed is capable of utilizing its resources to help create innovative strategic alliances to the benefit of all participants. For us, adding Harvard Vanguard IVF volume to our network is the equivalent of adding the IVF volume of another large fertility center. When put to the test, we can marshal our resources, which we believe are unmatched in this field, to help our fertility center partners improve their performance and achieve their goals of superior care, more patients, greater efficiency and long term growth."

                                       ###

                         About IntegraMed America, Inc.
IntegraMed America, Inc. provides business services to a national network of 26 fertility centers in 78 locations across the United States; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates the Web site http://www.integramed.com, a leading fertility portal. The IntegraMed network includes nearly 150 physicians and Ph.D. scientists. Network membership is limited to one practice per metropolitan area, yet one of every five procedures in the U.S. is performed in an IntegraMed practice. IntegraMed provides more services to both consumers and medical providers in the fertility field than any other consortium.

===============================================================================

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of February 28, 2006 and IntegraMed undertakes no duty to update this information.